UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

Of the Securities Exchange Act of 1934

June 9, 2023 (June 9, 2023)

Date of report (date of earliest event reported)

Nordicus Partners Corporation
(Exact Name of Registrant as Specified in Charter)

Delaware	Commission File No. 001-11737	04-3186647
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3651 Lindell Road, Suite D565, Las Vegas, NV, 89103
(Address of Principal Executive Offices)

(424) 256-8560
(Registrant’s Telephone Number)

EKIMAS Corporation
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 9, 2023, Tom Glasesner Larsen resigned from the Company’s board of directors, and the remaining board members appointed Henrik Keller as his replacement.

Mr. Keller has more than four decades of experience in the corporate sector, in which he has a proven track record of delivering excellent performances. Mr. Keller possesses a unique set of strategical, managerial and sales capabilities, which has been key in the documented success he has delivered to the companies he has been, and are currently involved with, serving in various positions as Owner, General Manager, Sales Manager, Consultant/Advisor, Board Member. He has been an independent business consultant since 2009. Through his professional career, Mr. Keller has established a network which spans globally.

Item 9.01.	Financial Statements and Exhibits

The following are filed as part of this Form 8-K:

(d)	Exhibits

Exhibit				Filed or Furnished
Number	Exhibit Description	Form	Exhibit	Filing Date	Herewith
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)				X

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: June 13, 2023	NORDICUS PARTNERS CORPORATION

	By:	/s/ Henrik Rouf
Henrik Rouf
Chief Executive Officer